UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2005

Computer Software Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Commitment Letter

On February 25, 2005, the Company entered into a “Commitment Letter” with RBC Centura Bank (“Bank”) concerning a revolving credit facility for the Company. Under the terms of the Commitment Letter, the Bank agreed to lend the Company, on a revolving basis, up to three million dollars ($3,000,000) to be used for general working capital and the recapitalization of the Company. The interest rate on credit extended pursuant to the revolving facility would be, on a per annum basis, equal to LIBOR plus 275 basis points. Interest would be payable monthly, in arrears, and all principal and interest would be due on the 364th day following the closing date of the loan (which is March 14, 2005). The revolving credit facility would be secured by first priority liens and security interests in all of the Company’s assets and property. The Commitment Letter was subject to the negotiation and execution of mutually agreeable documentation by the Company and the Bank.

The foregoing description of the terms of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Commercial Promissory Note

Pursuant to the Commitment Letter, on March 14, 2005, the Company executed a Commercial Promissory Note (the “Promissory Note”) in favor of the Bank, whereby it promised to pay to the Bank the lesser of three million dollars ($3,000,000) or such amount that has been disbursed by the Bank and remains unpaid. The Promissory Note shall bear interest at a rate of LIBOR plus 275 basis points per annum. Upon any default by the Company on the Promissory Note, the Bank may accrue interest at the lesser of the maximum contract rate of interest that may be charged under applicable law or five percent (5%) above the pre-default interest rate. All unpaid principal and interest is due at the maturity date set at March 1, 2006. The Promissory Note binds the Company to all of the terms and conditions described in the Commitment Letter and ancillary documents and the Loan Agreement (described below) and ancillary documents.

On March 16, 2005, $1.5 million was funded under the Promissory Note.

The foregoing description of the terms of the Commercial Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Commercial Promissory Note, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Loan Agreement

On March 14, 2005, the Company entered into a Loan Agreement (the “Loan Agreement”) with the Bank which sets forth the terms and conditions under which the Bank would lend to the Company, on a revolving basis, up to three million dollars ($3,000,000) to be used for general working capital and the recapitalization of the Company. The repayment terms for this loan are set forth in the Commitment Letter section set forth above. The Bank is obligated to make advances to the Company under the Loan Agreement based on the Company’s eligible accounts receivable. Eligible accounts receivable are generally trade accounts less than 90 days old. The Bank loan is secured by a first priority security interest in all of the Company’s assets. Under the Loan Agreement, the Company is required to comply with certain covenants, including: providing periodic financial statements to the Bank, compliance with SEC reporting requirements, allowing the Bank to inspect its secured assets and maintaining the secured assets in good operating condition and with sufficient insurance thereon. In addition, the Company is restricted from engaging in certain activities without the Bank’s consent including: changing its line of business, changing a majority of its executive officers, incurring liens on the secured assets, selling or disposing of any of the secured assets other than in the ordinary course of business and undertaking a merger or acquisition in which the Company will not be the surviving entity.

Also, under the Commitment Letter, which is incorporated by reference into the Loan Agreement, the Company is obligated to meet certain financial covenants, including: a ratio of the amount of Bank debt outstanding to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not more than 2.5 to 1 measured quarterly on a rolling 12 months beginning June 30, 2005; having a total EBITDA of not less than $2,000,000 by the end of 2005; and by the end of 2005, the Company must have a minimum tangible net worth of $1,500,000, including subordinated debt. Tangible net worth means the depreciated book value of the total assets of the Company (less all intangible assets) minus all liabilities, except for loans from shareholders subordinate to the Bank. Finally, the Commitment Letter restricts the Company from incurring additional debt, making loans, changing approved compensation arrangements for executive employees or making distributions or investments which would violate the financial or other restrictive covenants in the Loan Agreement. If the Company defaults under the Loan Agreement, the Bank has a variety of remedies, including foreclosing and selling the securities assets.

The foregoing description of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Pledge and Security Agreement

On March 14, 2005, the Company executed a Pledge and Security Agreement (the “Security Agreement”) to the Bank. The Security Agreement secures the obligations of the Company to the Bank under the Loan Agreement. Under the Security Agreement, the Company grants the Bank a first priority security interest in all of its assets. If the Company defaults under the Loan Agreement, the Note or the Commitment Letter, the Bank can exercise all remedies available to it by law, including foreclosure and sale of the secured assets to satisfy amounts owed the Bank.

The foregoing description of the terms of the Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Pledge and Security Agreement, which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

In connection with the loan from RBC Centura described in Item 1.01, which item is incorporated herein by reference, the Company pledged substantially all of its assets as security for the loan.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The Company entered into a bank loan arrangement evidenced by the Commitment Letter, Commercial Promissory Note, Loan Agreement, and Pledge and Security Agreement, which are described in Item 1.01. The descriptions of the foregoing documents in Item 1.01 are incorporated herein by reference. Such descriptions, however, are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated herein by reference.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the terms of the Commitment Letter, the Company shall not, without the prior written consent of the Bank, pay any dividends or make any other distribution or payment (other than dividends or distributions of capital stock) on account of or in redemption, retirement or purchase of any capital stock, including preferred stock, or permit any of its subsidiaries to do so, which would result in the violation of any of the Company’s covenants under the Loan Agreement. Brief descriptions of the Commitment Letter and the Loan Agreement are set forth in Item 1.01, which item is incorporated herein by reference. Any such descriptions are qualified in their entirety by the terms of the Commitment Letter and the Loan Agreement themselves, which are filed herewith as Exhibits 10.1 and 10.3, respectively, and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

10.1	Commitment Letter between the Company and RBC Centura Bank dated February 25, 2005.

10.2	Commercial Promissory Note by the Company payable to RBC Centura Bank dated March 14, 2005.

10.3	Loan Agreement between the Company and RBC Centura Bank dated March 14, 2005.

10.4	Pledge and Security Agreement by the Company in favor of RBC Centura Bank dated March 14, 2005.

Forward-looking statements

The Company cautions readers that the statements contained herein regarding the Company’s future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS,

By:	/s/ Nancy K. Hedrick
Name: Nancy K. Hedrick
Title: President and CEO

Dated: March 18, 2005

EXHIBIT INDEX

10.1	Commitment Letter between the Company and RBC Centura Bank dated February 25, 2005.

10.2	Commercial Promissory Note by the Company payable to RBC Centura Bank dated March 14, 2005.

10.3	Loan Agreement between the Company and RBC Centura Bank dated March 14, 2005.

10.4	Pledge and Security Agreement by the Company in favor of RBC Centura Bank dated March 14, 2005.